Annual Shareholders Meeting Results

The Fund held its annual meeting of shareholders on February 23, 2005. Preferred shareholders voted to elect
David C Flattum and Common and Preferred shareholders
Voted to re elect Paul Belica as class ii directors to serve
Until 2008.

The resulting vote count was

                                                               Affirmative
Re Election of Paul Belica                       6,625,848

                                                               Withhold
                                                                Authority
                                                                 238,264

                                                                Affirmative
Election of David C Flattum                      995

                                                                Withhold
                                                                 Authority
                                                                      0
Robert E. Connor Raymond D. Horton and
Wendy W. Luers continue to serve as directors
Of the Fund.


Preferred Stock Director